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                                                                    EXHIBIT 4(q)





                       WILLIAMS HOLDINGS OF DELAWARE, INC.





                          THE WILLIAMS COMPANIES, INC.





                                       AND





                       THE FIRST NATIONAL BANK OF CHICAGO



                                     TRUSTEE







                          FOURTH SUPPLEMENTAL INDENTURE



                            DATED AS OF JULY 31, 1999




                     SUPPLEMENTING THE INDENTURE DATED AS OF
                          FEBRUARY 25, 1997, AS AMENDED


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                          FOURTH SUPPLEMENTAL INDENTURE



         FOURTH SUPPLEMENTAL INDENTURE (the "Fourth Supplemental Indenture"), dated as of July 31, 1999, by and among Williams Holdings of Delaware, Inc. ("WHD"), a Delaware corporation, The Williams Companies, Inc. ("TWC"), a Delaware corporation, and The First National Bank of Chicago, a national banking association, as Trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, MAPCO Inc. and the Trustee entered into an Indenture dated as of February 25, 1997, as amended by a Supplemental Indenture No. 1 dated March 5, 1997, a Supplemental Indenture No. 2 dated March 5, 1997, and a Third Supplemental Indenture dated March 31, 1998 (the "Indenture"), pursuant to which Indenture WHD has issued certain 7.25% Notes due 2009 and 7.70% Debentures due 2027 (collectively, the "Notes"); and

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of July 31, 1999, by and between WHD and TWC, WHD has been merged into TWC; and

         WHEREAS, Section 8.1 of the Indenture permits the Trustee and WHD to enter into indentures supplemental to evidence succession of another person to WHD and the assumption by such successor of the covenants and obligations of WHD under the Indenture.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WHD, TWC, and the Trustee hereby agree as follows:

         Section 1. Definitions. Capitalized terms, which are used but not defined herein, shall have the meanings ascribed to such terms in the Indenture.

         Section 2. Assumption of Certain Obligations.

                  (a) TWC hereby expressly assumes (i) the due and punctual payment of the principal of, premium, if any, on, interest on, and any additional amounts payable under the Indenture in respect of, the Notes, and
(ii) the performance of all of the covenants provided for in the Indenture to be performed or observed by WHD.

                  (b) WHD and the Trustee hereby acknowledge that TWC shall succeed to, and be substituted for, and may exercise every right and power of, WHD under the Indenture with the same effect as if TWC had been named therein.


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         Section 3. Effect of Fourth Supplemental Indenture. From and after the execution and delivery of this Fourth Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

         Section 4. Notice. Any notice or communication by the Trustee to TWC is duly given if in writing and delivered in person or by express mail service to the address set forth below:

                           The Williams Companies, Inc.
                           One Williams Center
                           Tulsa, Oklahoma  74172
                           Attention: Treasurer

         Section 5. Governing Law. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance, and remedies.

         Section 6. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of WHD, TWC, and the Trustee has caused this Fourth Supplemental Indenture to be executed on its behalf by its duly authorized officer and has caused its official seal to be impressed hereon and attested by one of its duly authorized officers, all as of the day and year first above written.

[SEAL]                                WILLIAMS HOLDINGS OF DELAWARE, INC.

Attest


/s/ SHAWNA L. GEHRES                  By: /s/ JAMES G. IVEY
---------------------------              ---------------------------------
Name:  Shawna L. Gehres               Name:  James G. Ivey
Title: Secretary                      Title: Treasurer

[SEAL]                                THE WILLIAMS COMPANIES, INC.

Attest


/s/ SHAWNA L. GEHRES                  By: /s/ JAMES G. IVEY
---------------------------              ---------------------------------
Name:  Shawna L. Gehres               Name:  James G. Ivey
Title: Secretary                      Title: Treasurer


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[SEAL]                                THE FIRST NATIONAL BANK OF CHICAGO,
                                      AS TRUSTEE
Attest



/s/ SOMSRI HELMER                     By: /s/ R. J. BRUNER
---------------------------              ---------------------------------
Name:  Somsri Helmer                  Name:  R. J. Bruner
Title: Trust Officer                  Title: Vice President